                                                                 EXHIBIT 10.12.3

[LOGO]
[WORLD WRESTLING FEDERATION(R)]

December 3, 1997

Mr. Jack Friedman
President
JAKKS Pacific, Inc.
22761 Pacific Coast Highway, Suite 226
Malibu, CA 90265

Re:     Titan Sports, Inc. ("Titan")-w- JAKKS Pacific, Inc. ("Licensee")

Dear Mr. Friedman:

Reference is hereby made to that certain License Agreement between the parties dated October 24, 1995 as amended by Amendments to Agreement between the parties effective April 22, 1996 and January 21, 1997, respectively (collectively, the "Agreement"). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties have agreed to amend the Agreement as follows ("Third Amendment"):

1. The parties hereby amend Paragraph 1(e) of the Agreement to add the following articles:

"Articulated and non-articulated, talking and non-talking figures from 8" and up in size, and mini figures from 2" and under (sold separately or in mini wrestling environments, such mini wrestling environments must not include vehicles or motorcycles) made from a variety of materials and constructions, including but not limited to PVC and vinyl, styrene and/or other plastic materials, resin and stretch material; accessories and other articles not expressly created to be sold for use with the figures; play sets, dioramas and environments designed to interact with said figures; non-electronic role-playing toys, defined as dress-up sets and accessories, microphones, uniforms, costumes, collector cases for figures; puzzles; skill and action games; and 6" and up fabric, soft body filled toys in the shape of wrestlers. Figures to be sold separately or in diorama scenes. None of these Licensed Products are to be operated by remote control or radio control or to be made from die cast material. Electronic games, electric games, electronic stretch figures, card games, target games and tug-of-war games are also excluded from the Licensed Products."

2.      The parties hereby amend Paragraph 3 the Agreement as follows:

"The Period of Agreement is extended by three (3) years from January 1, 2000 through December 31, 2002. Thereafter, if the Licensee wishes to renew this Agreement for an additional year, such additional year shall be for a minimum guaranteed royalty of US$

850,000.00, and Licensee shall provide written notice of such intent to Titan no less than sixty (60) days prior to the commencement of the renewal period in question. In that event, provided the Licensee is not in default of any term under this Agreement, and further provided that Licensee has paid to Titan all royalties during the then current period, Titan will discuss with Licensee such potential renewal, and the terms thereof. No renewal period will be effective unless and until the parties reach a mutual agreement as to the terms applicable to such renewal. This paragraph is in no way to be construed to obligate Titan to renew this Agreement.

3.      The parties hereby amend Paragraph 4(a) as follows:
"Advance Royalty Amount: US$200,000.00 due on signing of this Third Amendment."

4.      The parties hereby amend Paragraph 4(c) of the Agreement as follows:

"4(c)   Guaranteed Royalties.  If the total of all royalties payable to Titan under subparagraphs 4(a) and 4(b) of the Agreement is less than the Guaranteed Royalty Amounts set forth below, the Licensee shall pay Titan, on or before the dates stated in the payment schedule below, the difference between the Guaranteed Royalty Amount due for the periods stated below and the total of the royalties paid to Titan under subparagraphs 4(a) and 4(b):


DUE DATE                       PAYMENT
--------                       -------
March 31, 1998              US$  212,500
June 30, 1998               US$  212,500
September 30, 1998          US$  212,500
December 31, 1998           US$  212,500
March 31, 1999              US$  212,500
June 30, 1999               US$  212,500
September 30, 1999          US$  212,500
December 31, 1999           US$  212,500
March 31, 2000              US$  212,500
June 30, 2000               US$  212,500
September 30, 2000          US$  212,500
December 31, 2000           US$  212,500
March 31, 2001              US$  212,500
June 30, 2001               US$  212,500
September 30, 2001          US$  212,500
December 31, 2001           US$  212,500
March 31, 2002              US$  212,500
June 30, 2002               US$  212,500
September 30, 2002          US$  212,500
December 31, 2002           US$  212,500
                            ------------
        TOTAL:              US$4,250,000"

5. Licensee acknowledges and agrees that "Jakks Pacific, Inc." is the successor-in-interest to "Jaxxs, Inc." and "Jakks, Inc." and that Jakks Pacific, Inc. assumes any and all obligations of Jaxx, Inc. and Jakks, Inc. under the Agreement.

6. This Third Amendment shall not be executed by Titan and shall therefore not be valid unless and until Titan receives a copy of a fully executed agreement between Licensee and Playmates Toys, Inc. ("Playmates") assigning to Licensee the rights granted to Playmates by Titan under a letter of agreement between Titan and Playmates dated June 3, 1996.

All terms not defined herein shall have the same meaning given them in the Agreement. Except as expressly or by necessary implication modified hereby, the terms and conditions of the Agreement are hereby ratified and confirmed without limitation or exception.

lease confirm acceptance of the First Amendment as set forth above on behalf of Licensee in the space provided below on each of the enclosed two (2) copies and return them to me. One fully executed copy will be returned to you for your records.

Very truly yours,

/s/ Edward L. Kaufman
-------------------------------
Edward L. Kaufman

ACCEPTED AND AGREED:

JAKKS PACIFIC, INC.
("LICENSEE")

By:      /s/ Jack Friedman
         ----------------------
Its:     CEO
Date:    12/15/97

TITAN SPORTS, INC.
("TITAN")

By:      /s/ Linda E. McMahon
         ----------------------
         Linda E. McMahon
         President and CEO
Date:    1/12/98